Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Blueprint Medicines Corporation (the “Company”) for the period ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, that to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2021	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers President and Chief Executive Officer
(Principal Executive Officer)

Date: April 29, 2021	By:	/s/ Michael Landsittel
Michael Landsittel Chief Financial Officer
(Principal Financial Officer)